AMENDMENT NO. 28 TO
PARTICIPATION AGREEMENT AMONG
AEGON/TRANSAMERICA SERIES FUND, INC.,
TRANSAMERICA LIFE INSURANCE COMPANY,
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,
PEOPLES BENEFIT LIFE INSURANCE COMPANY,
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

Amendment No. 28 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc.,
(the "Fund"), Transamerica Life Insurance Company ("Transamerica"), Transamerica Financial Life Insurance
Company ("TFLIC"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life
Insurance Company ("TOLIC"), and Transamerica Life Insurance and Annuity Company ("T ALIAC") dated
July 1, 1992, as amended ("Participation Agreement").

WHEREAS, Transamerica and TFLIC, has registered or will register certain variable annuity contracts
(the "Policies") under the Securities Act of 1933; and

WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA R, the Separate Account VA S and the Separate Account Q; and TFLIC has, by
resolution of its Board of Directors, duly organized and established the Separate Account QNY (the
"Accounts"), as segregated asset accounts to receive, set aside and invest assets attributable to net premiums and payments received under the Policies and such Policies will be partly funded by the Fund; and

WHEREAS, Transamerica and TFLIC has registered or will register the Accounts as unit investment trusts under the Investment Company Act of 1940, as amended; and

WHEREAS, to the extent permitted by applicable insurance law and regulations, Transamerica and
TFLIC intend to purchase shares in one or more of the portfolios of the Fund to fund its contracts on behalf of the Accounts, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this
Amendment No. 28, and as Schedule A may be amended from time to time; and

NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its Policies, Flexible
Premium Variable Annuity- C, Flexible Premium Variable Annuity- D and Flexible Premium Variable
Annuity- B; and TFLIC, through its Policy, Flexible Premium Variable Annuity- E, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement It is also hereby agreed that Schedule A to this Agreement will be amended to add the Flexible Premium Variable Annuity- C, the Flexible Premium Variable Annuity- D, the Flexible Premium Variable Annuity- B and the Flexible
Premium Variable Annuity- E as additional "Policies"; and to add the Separate Account VA R, the Separate
Account VAS, the Separate Account Q and the Separate Account QNY as additional "Accounts".

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of December 1, 2003.

TRANSAMERICA LIFE INSURANCE                                                                        AEGON/TRANSAMERICA SERIES
COMPANY                                                                                                                      FUND, INC.
By its authorized officer                                                                                                  By its authorized officer

By: /s/Larry N. Norman                                                                                                  By: /s/ John K. Carter
Larry N. Norman                                                                                                             John K. Carter
Title: President                                                                                                               Title: Vice President, Secretary
         and General Counsel

TRANSAMERICA FINANCIAL                                                                                      PEOPLES BENEFIT LIFE INSURANCE
LIFE SURANCE COMPANY                                                                                             COMPANY
By its authorized officer                                                                                                    By its authorized officer

By: /s/Larry N. Norman                                                                                                     By: /s/Larry N. Norman
Larry N. Norman                                                                                                                 Larry N. Norman
Title: Vice President                                                                                                           Title: ExecutiveVice President

TRANSAMERICA OCCIDENTAL LIFE                                                                         TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                                                                                                  AND ANNUITY COMPANY
By its authorized officer                                                                                                    By its authorized officer

By: /s/Priscilla I. Hechler                                                                                                  By: /s/Priscilla I. Hechler
Priscilla I. Hechler                                                                                                              Priscilla I. Hechler
Title: Assistant Vice President and                                                                                 Title: Assistant Vice President and
Assistant Secretary                                                                                                          Assistant Secretary

AMENDED SCHEDULE A
Effective December 1, 2003
Account(s), Policy(ies) and Portfolio(s)
Subject to the Participation Agreement

Accounts:                Separate Account VA B
Separate Account VA BNY
Mutual Fund Account
Separate Account VA A
Separate Account VA C
Separate Account VA D
Retirement Builder Variable Annuity Account
Transamerica Financial Life Insurance Company Separate Account C
Peoples Benefit Life Insurance Company Separate Account V
Legacy Builder Variable Life Separate Account
TFLIC Series Life Account
TFLIC Series Annuity Account
Transamerica Occidental Life Separate Account VUL-3
Separate Account VA E
Separate Account VA F
Transamerica Occidental Life Separate Account VUL-4
Transamerica Occidental Life Separate Account VUL-5
Transamerica Life Insurance and Annuity Company on behalf
of its Separate Account VA-8
Separate Account VA J
Transamerica Occidental Life Separate Account VUL-6
TAPPVUL 1
Separate Account K
Separate Account H
Separate Account G
Separate Account V A-2LNY
Separate Account VA-2L
Separate Account VL A
AES Private Placement VA Separate Account
Separate Account VA L
Separate Account VA P
PFL Corporate Account One
Separate Account VA R
Separate Account VA S
Separate Account Q
Separate Account QNY

Policies:                  Transamerica Landmark Variable Annuity
Transamerica Landmark NY Variable Annuity
Atlas Portfolio Builder Variable Annuity
Transamerica EXTRA Variable Annuity
Transamerica Access Variable Annuity
Retirement Income Builder II Variable Annuity
TFLIC & Peoples- Advisor's Edge Variable Annuity
Peoples- Advisor's Edge Select Variable Annuity
Legacy Builder Plus
TFLIC Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity
Estate Enhancer Variable Life
TransSurvivor Life Variable Universal Life
TransMark Optimum Choice Variable Annuity
TransUltra® Variable Universal Life
TFLIC Freedom Elite Builder
TFLIC Premier Variable Annuity

AMENDED SCHEDULE A (continued)
Policies (continued):

Immediate Income Builder II
Premier Asset Builder Variable Annuity
TransAccumulator VUL cv
TFLIC Freedom Wealth Protector
Advantage V
Retirement Income Builder Variable Annuity
Retirement Income Builder - BAI Variable Annuity
Dreyfus Advisor Advantage Variable Annuity
Dreyfus Access Advantage Variable Annuity
Dreyfusffransamerica Triple Advantage® Variable Annuity (NY)
Dreyfusffransamerica Triple Advantage® Variable Annuity
Transamerica Variable Life
Advisor's Edge Select Private Placement
Transamerica Preferred Advantage Variable Annuity
Flexible Premium Variable Annuity- A
Portfolio Select Variable Annuity
Flexible Premium Variable Annuity- B
Flexible Premium Variable Annuity- C
Flexible Premium Variable Annuity- D
Flexible Premium Variable Annuity - E

Portfolios:                        AEGON/Transamerica Series Fund, Inc. -Each Portfolio has an Initial Class of Shares and
a Service Class of Shares
AEGON Bond
Alger Aggressive Growth
Asset Allocation - Conservation Portfolio
Asset Allocation - Moderate Portfolio
Asset Allocation- Moderate Growth Portfolio
Asset Allocation - Growth Portfolio
American Century International
American Century Income & Growth
BlackRock Large Cap Value
BlackRock Mid Cap Growth
BlackRock Global Science & Technology Opportunities
Capital Guardian Global
Capital Guardian U.S. Equity
Capital Guardian Value
Clarion Real Estate Securities
Dreyfus Mid Cap
Dreyfus Small Cap Value
Federated Growth & Income
GE U.S. Equity
Great Companies - America sm
Great Companies -Technology sm
J.P. Morgan Enhanced Index
Janus Balanced
Janus Global
Janus Growth
Jennison Growth
LKCM Strategic Total Return
Marsico Growth
MFS High Yield
Munder Net50

AMENDED SCHEDULE A (continued)

Portfolios:                        AEGON/Transamerica Series Fund, Inc. (continued)
PBHG Mid Cap Growth
PIMCO Total Return
Protected Principal Stock
Salomon All Cap
Select+ Aggressive
Select+ Conservative
Select+ Growth & Income
Templeton Great Companies Global
T. Rowe Price Equity Income
T. Rowe Price Growth Stock
T. Rowe Price Small Cap
Third Avenue Value
Transamerica Equity
Transamerica Convertible Securities
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Active International Allocation
Van Kampen Asset Allocation
Van Kampen Emerging Growth